EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-156376 and No. 333-147137), Form S-4 (No. 333-111590) and on Form S-8 (No. 333-122877 and No. 333-155384) of Royal Gold, Inc. of our report dated August 14, 2009, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Denver, Colorado
August 20, 2009